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Exhibit 21

                            Kendle International Inc.
                                 Subsidiary List

Subsidiary                                   Jurisdiction of Organization
----------                                   ----------------------------
Kendle U.K. Inc.                                       Ohio

Kendle GmbH                                          Germany

Kendle Vermogensverwaltungs GmbH                     Germany

Kendle International B.V.                        The Netherlands

U-Gene Clinical Research B.V.                    The Netherlands

U-Gene Research Biotechnology B.V.               The Netherlands

Kendle International Holdings Limited            United Kingdom

Kendle Branches Limited                          United Kingdom

Kendle International Limited                     United Kingdom

Kendle U.K. Limited                              United Kingdom

Kendle International SARL                             France

Kendle R&D Pty Limited                              Australia

Kendle R&D Unit Trust                               Australia

ACER/EXCEL INC.                                     New Jersey

Kendle Delaware Inc.                                 Delaware

AAC Consulting Group, Inc.                           Maryland

Kendle Canada Inc.                                    Canada

CPR Acquisition LLC                                    Ohio

Kendle International Holdings Pty Limited           Australia

Kendle Pty Limited                                  Australia

Kendle Unit Trust                                   Australia